Exhibit 99.2

 Shareholder Letter  Second Quarter 2023  August 15, 2023

 Through the first half of 2023, Grindr has executed very well on our near-term priorities, from delivering a better experience for our users to further optimizing monetization. I’m proud of what we’ve been able to achieve so far, and these achievements are reflected in our Q2 results.  Revenue grew 32% year-over- year to $61.5 million, reflecting continued strong performance of  our subscription offerings, a la carte features, and advertising. Our Income from Operations was $13.9 million, 23% of revenue, our net income was  $22.3 million, 36% of revenue, and our Adjusted EBITDA expanded to  $26.9 million, 44% of revenue, driven primarily by our healthy revenue growth in the quarter and continued focus on operating efficiency.  For the first half of 2023, we achieved year-over-year revenue growth of 30%, operating income margin of 19%, and adjusted EBITDA margin of  42%. Both revenue and adjusted EBITDA margin growth came in above our FY23 guidance. Due to our strong performance in H1 2023, we are raising our FY23 guidance to 28% or greater revenue growth and 41% or greater adjusted EBITDA margin, up from 25% or greater and 38% or greater, respectively, primarily reflecting our increased confidence in new product launches.  We expect to accelerate execution as we evolve Grindr’s talent bench to align with our needs as a public company. As of the end of June, with 174 total full-time employees, our team is about 15% leaner than it was at the end of last year. At the same time, during the first half of this year, we hired new, more experienced leadership across our product, engineering, finance, and marketing departments. We expect to continue hiring strategically through the rest of the year to support growth of new product initiatives. This month, we announced our Return to Office plan and are excited to welcome our teams back to the office on a regular basis.  Dear Shareholders,  929k avg. paying users  7.1% payer penetration  13.1mm avg. MAU  +8% YoY growth  $61.5mm revenue  +32% YoY growth  $22.3mm net income  44% adj. EBITDA margin  Q2 2023  Q1 2023 Letter To Shareholders  10

 The results of our strong execution are clear in our Q2 launches:  Significant feature improvements, including a newly designed home screen; introduction of a redesigned profile with higher quality photos; and faster load times across the entire product due to improvements to our backend and mobile app systems.  Launch of a new 1 week subscription plan, which we call “Weeklies,” that contributed to growth in our average paying users.  We know the better we perform and the more we deliver as a company, the better advocates we can be on behalf of the community we serve. I personally spent a great deal of time in June in particular actively calling for brands to stand by their values and put their money where their mouths are. Too many brands espouse commitment to the LGBTQ community without  supporting those commitments with action. Based on our conversations with advertisers, there is significant opportunity for improvement. We think we can be part of the solution for brands looking to practically support our community.  When it comes to advocating for our users, we know there are few issues they care more about than privacy and safety, which matter for reasons ranging from personal preference all the way to government persecution in the 66 countries around the world where it is illegal to be gay.  Our users need the ability and flexibility to maintain varying levels of discretion on Grindr. To this end, we have no required profile fields on Grindr – including the profile photo.  We’ve built privacy directly into numerous products, such as our private album feature that enables the secure sharing of photos between users, and as we build new features we will continue to think about how best to create the high level of privacy our users expect.  Ultimately, it is up to our users what kind of experience they have, and we give them full control of their privacy levels in our easy-to-access in-app settings.  We are never done working on behalf of our users. The team is dedicated to creating a really wonderful experience for them and, overall, we know the better we perform as a business the more we can do in the world.  I’m proud of the progress we’ve made to improve the Grindr app in the first half of this year, and I look forward to sharing all the great things we’re already working on for H2 2023 with you in the coming quarters.  Thank you,  George Arison, CEO  Q1 2023 Letter To Shareholders  10

 Q2  Accomplishments + Strategic Progress  We continued to make progress on each of the 2023 strategic priorities we previously highlighted. Please see our updates below.  Improve the User Experience  At the beginning of Q2, we rolled out a newly designed home screen built around core search and filtering features to help our users connect more efficiently. We built this new home screen specifically to scale as we add new monetizable features. Given the complexity involved in re-designing such a critical part of our application, we are happy with the positive feedback we have from users so far, along with the positive impact on paid conversion from the launch.  Historically, our cascade has been very simple – just a list of users sorted by distance, with a few ads mixed in at fixed positions. As time progressed, we added more and more features to the cascade and it became so complex that it became slower for users and harder to update it on our backend infrastructure. To solve this, we decided to move  technical complexity away from our mobile app and onto our backend servers. We nicknamed this effort “Mighty Morphin’ Power Cascade,” and it has greatly simplified the software and helped to improve quality and performance.  Q1 2023 Letter To Shareholders  10

Nate 28
Online Now
1 mile away
Versatile • Right Now, Chat
MY TAGS
feet
pits
vaccinated
Say something...

Later in the quarter, we rolled out a redesigned profile based on extensive user research and feedback. The new profile design emphasizes the information our users are looking for – high quality photos; a clear and upfront "About Me" section; and relevant tags, interests, and stats all grouped for ease of reading. Overall, an improved user interface and the faster load time make the app considerably better for our users.

These investments in our user experience are examples of Grindr's continued commitment to offer a very robust free product used so actively by so many members of our user community. It is this active engagement that gives us confidence in continued revenue growth in the quarters to come.

Driving Monetization Through Greater Conversion and New Offerings

Our global rollout of a lower priced offering with shorter duration gives users access to Xtra features and functionality for one week. We're very pleased with the adoption and performance of this new subscription offering. "Weeklies," as we call it, contributed to our growth in paying users and higher average revenue per paying user (ARPPU), and demonstrates that our experimentation with lower priced offerings is landing well with users. The success of Weeklies to-date is an important factor in our decision to raise guidance for FY23.

We're making great progress on our goals, and our business metrics are healthy, although we do expect some metrics may fluctuate as we continue testing and scaling multiple initiatives. Our paying users continue to grow and paid penetration continues to increase as our product-led strategy drove 8% year-over-year MAU growth for the second quarter.

In our advertising business, we introduced new, more persistent ad formats to better serve our brand partners and improve the ads experience for our users. We're also examining our mix of ads and beginning to offer publishing clients more global reach.

Grindr Q1 2023 Letter To Shareholders 5

 Serving the LGBTQ Community  Our commitment to and passion for the global LGBTQ community continue to animate our business. We are pleased with the success of the “Together TakeMeHome” program from our long-time collaborators at Building Healthy Online Communities (BHOC), working closely with Emory University and the U.S. Centers for Disease Control and Prevention. Through a unique public-private partnership, we’ve made the program accessible with one click from our app, giving Grindr users around the country access to free, at-home HIV test kits.  We’ve also continued to advocate for the rights of our users around the world. We were proud to represent our community both on the floor of the New York Stock Exchange to ring the closing bell on June 1, 2023 in honor of Pride Month, and in Washington DC at the U.S. Department of Health and Human Services Pride Summit, as well as a strategy meeting with government officials on LGBTQ healthcare at the end of June.  Planning for Future Growth  A significant component of our near-term plan is to implement industry-proven paid features to improve our product. Throughout the rest of the year, we plan to build and test-launch a la carte features that we expect to be key components of our growth in 2024 and beyond.  We are excited that the team came together to accelerate the building of a la carte offers that enable our users to “Super Boost” their profile views in a more targeted, affinity-specific  fashion; cut through noise to express more direct interest in specific users; and “teleport” their profiles to new locations, so they can be discovered by local users ahead of planned trips. We are excited to have launched them to test group users in Q3 2023.  In May 2023, we also rolled out Grindr Web to 100% of our paid users. Grindr Web represents a long-term strategic opportunity to build features our users want that we have not previously been able to provide.  Finally, we are in the early stages of developing our AI products. We believe AI will transform the ability to match users with one another and create new use cases for engagement. We are making investments across a broad range of AI/ML use cases and features that we expect to bring to market in the coming quarters.  Q1 2023 Letter To Shareholders  10

Q2 Financial + Operating Performance

We had an excellent quarter financially, including 32% year over year revenue growth, net income margin of 36% and a 44% adjusted EBITDA margin. Year-to-date revenue has grown 30% and adjusted EBITDA margin was 42%, supporting our now-improved outlook for 2023.

Q2 2023 Highlights

$61.5mm revenue
+32% YoY growth

$22.3mm net income

$26.9mm adj. EBITDA
44% of revenue

13.1mm avg. MAU
+8% YoY growth

Our user metrics were also strong in the quarter, with Average Paying Users increasing 21% year over year and payer penetration growing to 7.1% at quarter end, primarily driven by Xtra and the global rollout of Weeklies, our weekly subscription offering, reflecting a total of 929,000 paying users. Average MAU for the quarter was up 8% year over year and up 2% compared with the first quarter. Additionally, our ARPPU increased $0.56 cents from Q1 2023 to $19.08 in the second quarter. As a reminder, ARPPU is subject to fluctuations period to period as we continue to test different subscription options across different price points and durations.

Grindr Q1 2023 Letter To Shareholders 7

 Revenue  Q2 revenue of $61.5 million was up 32% year-over-year from $46.6 million driven by increases in both ARPPU and Average Paying Users, primarily due to increased subscriptions including weeklies and by the adoption of the a la carte product Boost. Direct Revenue increased by 37% year-over-year to $53.2 million. Indirect Revenue was up 7% year-over-year to $8.3 million.  Operating Expenses  Operating expenses decreased by $1.0 million year over year in Q2 2023. Increased distribution fees were offset by lower stock-based compensation costs and lower depreciation and amortization.  Operating Income  Operating Income for Q2 was $13.9 million, representing a 23% margin.  Net Income  Net Income for Q2 was $22.3 million, up from a net loss of $4.3 million in the same period from the prior year. Net income margin for Q2 was 36% compared to (9)% in the same period from the prior year. Q2 basic and diluted earnings per share were $0.13.  Adjusted EBITDA  Adjusted EBITDA for Q2 was $26.9 million, or 44% of total revenue. Adjusted EBITDA benefited from higher revenue and the strong operating margins inherent in Grindr’s business model. Approximately one percentage point of the Q2 margin reflected the benefit of certain one-time adjustments.  Outlook  Based on Grindr’s strong financial performance and positive user trends in Q2 and through the first half of 2023, we have increased our 2023 outlook for both revenue growth and adjusted EBITDA margin. The improved outlook is expected to be driven by growth in direct revenue (subscriptions) as we continue to improve monetization, as well as increased operational efficiencies that we expect will improve second-half margins. We expect revenue growth to outpace increases in operating expenses over the second half of the year.  Performance Metrics  Q2 2023  Q1 2023 Letter To Shareholders  10  Average Paying Users  929k  Average Paying User Penetration  7.1%  Average MAU  13.1m  ARPPU  $19.08  All figures given in thousands, except paying user penetration and ARPPU.

 Conference Call  Grindr will host a conference call to discuss these results at 2:00 p.m. Pacific Time (5:00  p.m. Eastern Time), Tuesday, August 15, 2023. To access the conference call, participants should dial (+1) 888 259 6580 and enter the conference ID number 81278467. The live audio webcast along with the press release will be accessible at https://investors.grindr.com/. A recording of the webcast will also be available on our website following the conference call.  Guidance 2023 Full Year  Q1 2023 Letter To Shareholders  10  28%+  revenue growth  up from 25%+  41%+  adjusted EBITDA margin  up from 38%+

 Condensed Consolidated Balance Sheets (unaudited)  (in thousands, except share data)  June 30,  2023  December 31,  2022  Assets  Current Assets  Cash and cash equivalents .......................................................................................... $  22,091  $ 8,725  Accounts receivable, net of allowance of $1,258 and $336, respectively ......................  30,753  22,435  Prepaid expenses .......................................................................................................  6,117  7,622  Deferred charges .......................................................................................................  3,651  3,652  Other current assets ...................................................................................................  408  750  Total current assets ......................................................................................................  63,020  43,184  Restricted cash ..........................................................................................................  1,392  1,392  Property and equipment, net .......................................................................................  1,728  2,021  Capitalized software development costs, net ................................................................  7,994  7,385  Intangible assets, net..................................................................................................  90,766  104,544  Goodwill ..................................................................................................................  275,703  275,703  Right-of-use assets ....................................................................................................  3,966  4,535  Other assets ..............................................................................................................  140  64  Total assets................................................................................................................. $  444,709  $ 438,828  Liabilities and Stockholders’ Equity  Current liabilities  Accounts payable ...................................................................................................... $  3,294  $ 5,435  Accrued expenses and other current liabilities..............................................................  21,590  15,681  Current maturities of long-term debt, net .....................................................................  22,377  22,152  Deferred revenue.......................................................................................................  18,569  18,586  Total current liabilities .................................................................................................  65,830  61,854  Long-term debt, net ...................................................................................................  320,551  338,476  Warrant liability ........................................................................................................  26,152  17,933  Lease liability ...........................................................................................................  2,977  3,658  Deferred tax liability..................................................................................................  7,615  12,528  Other non-current liabilities .......................................................................................  787  327  Total liabilities ...........................................................................................................  423,912  434,776  Commitments and Contingencies (Note 14)  Stockholders’ Equity  Preferred stock, par value $0.0001; 100,000,000 shares authorized; none issued and outstanding at June 30, 2023 and December 31, 2022, respectively ............................  —  —  Common stock, par value $0.0001; 1,000,000,000 shares authorized; 174,053,659 and 173,524,360 shares issued; 174,053,659 and 173,524,360 shares outstanding at  June 30, 2023 and December 31, 2022, respectively .................................................  17  17  Additional paid-in capital...........................................................................................  36,391  9,078  Accumulated deficit...................................................................................................  (15,611)  (5,043)  Total stockholders’ equity ..........................................................................................  20,797  4,052  Total liabilities and stockholders’ equity .................................................................... $  444,709  $ 438,828  Q1 2023 Letter To Shareholders  10  See accompanying notes to unaudited condensed consolidated financial statements.

 Consolidated Statements of Operations and Comprehensive (Loss) Income (unaudited)  (in thousands, except per share and share data)  Three Months Ended June 30,  Six Months Ended June 30,  2023  2022  2023  2022  Revenue ................................................................... $  61,538  $ 46,555  $ 117,347  $ 90,085  Operating costs and expenses  Cost of revenue (exclusive of depreciation and  amortization shown separately below)......................  16,110  12,102  30,925  23,803  Selling, general and administrative expense .................  17,158  23,234  36,103  33,612  Product development expense.....................................  6,200  4,175  11,706  7,822  Depreciation and amortization ....................................  8,140  9,092  16,092  18,118  Total operating expenses ..........................................  47,608  48,603  94,826  83,355  Income (loss) from operations ..................................  13,930  (2,048)  22,521  6,730  Other expense  Interest expense, net ..................................................  (12,917)  (3,256)  (23,710)  (6,212)  Other income (expense), net .......................................  169  2  292  (66)  Change in fair value of warrant liability.......................  7,098  —  (8,219)  —  Total other expense ..................................................  (5,650)  (3,254)  (31,637)  (6,278)  Net income (loss) before income tax .........................  8,280  (5,302)  (9,116)  452  Income tax (benefit) provision..................................  (14,051)  (1,000)  1,452  253  Net income (loss) and comprehensive income (loss) .. $  22,331  $ (4,302)  $ (10,568)  $ 199  Net income (loss) per share:  Basic ...................................................................... $  0.13  $ (0.03)  $ (0.06)  $ —  Diluted ................................................................... $  0.13  $ (0.03)  $ (0.06)  $ —  Weighted-average shares outstanding:  Basic ...................................................................... 173,896,490  155,681,830  173,749,027  155,624,369  Diluted ................................................................... 174,380,412  155,681,830  173,749,027  156,657,212  Q1 2023 Letter To Shareholders  10  See accompanying notes to unaudited condensed consolidated financial statements.

 Condensed Consolidated Statements of Cash Flows (unaudited)  (in thousands)  Six Months Ended June 30,  2023  2022  Operating activities  Net (loss) income .....................................................................................................  $ (10,568)  $ 199  Adjustments to reconcile net (loss) income to net cash provided by operating  Stock-based compensation ........................................................................................  6,946  13,667  Change in fair value of warrant liability......................................................................  8,219  —  Amortization of debt issuance costs ...........................................................................  1,003  456  Interest income on promissory note from member .......................................................  (282)  (1,487)  Depreciation and amortization ...................................................................................  16,092  18,118  Provision for expected credit losses/doubtful accounts.................................................  923  286  Deferred income taxes ..............................................................................................  (4,913)  (2,570)  Non-cash lease expense.............................................................................................  569  511  Changes in operating assets and liabilities: .................................................................  Accounts receivable ...........................................................................................  (9,241)  1,620  Prepaid expenses and deferred charges ................................................................  1,506  (697)  Other current assets............................................................................................  342  (3,611)  Other assets .......................................................................................................  (76)  (40)  Accounts payable ...............................................................................................  (939)  1,769  Accrued expenses and other current liabilities ......................................................  5,909  2,054  Deferred revenue ...............................................................................................  (17)  (1,085)  Lease liability ....................................................................................................  (681)  (1,354)  Other liabilities ..................................................................................................   (9)  —  Net cash provided by operating activities ................................................................  14,783  27,836  Investing activities  Purchase of property and equipment ....................................................................  $ (95)  $ (251)  Additions to capitalized software.........................................................................   (2,480)  (1,925)  Net cash used in investing activities.........................................................................  $ (2,575)  $ (2,176)  Financing activities  Transaction costs paid in connection with the Business Combination .....................  $ (1,196)  $ —  Proceeds from the repayment of promissory note to a member including interest ....  19,353  —  Proceeds from exercise of stock options...............................................................  1,704  1,025  Distributions paid...............................................................................................  —  (75,000)  Proceeds of issuance of debt ...............................................................................  —  60,000  Principal payment on debt ..................................................................................  (18,703)  (960)  Payment of debt issuance costs ...........................................................................   —    (955)  Net cash provided by (used in) financing activities ..................................................   $ 1,158   $ (15,890)  Net increase in cash, cash equivalents and restricted cash .......................................  13,366  9,770  Cash, cash equivalents and restricted cash, beginning of the period ........................   10,117   17,170  Cash, cash equivalents and restricted cash, end of the period ..................................   $ 23,483    $ 26,940   Reconciliation of cash, cash equivalents and restricted cash  Cash and cash equivalents ..................................................................................  22,091  25,548  Restricted cash...................................................................................................   1,392   1,392  Cash, cash equivalents and restricted cash............................................................   $ 23,483    $ 26,940   Supplemental disclosure of cash flow information:  Cash interest paid...............................................................................................  $ 23,243  $ 6,941  Income taxes paid ..............................................................................................  $ 1,063  $ 235  See accompanying notes to unaudited condensed consolidated financial statements.  Q1 2023 Letter To Shareholders  10

Reconciliation of net income to adjusted EBITDA (unaudited)

(in thousands)

($ in thousands)	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Reconciliation of net income to adjusted EBITDA				
Net income (loss)	$ 22,331	$ (4,302)	$ (10,568)	$ 199
Interest expense, net	12,917	3,256	23,710	6,212
Income tax (benefit) provision	(14,051)	(1,000)	1,452	253
Depreciation and amortization	8,140	9,092	16,092	18,118
Transaction-related costs (1)	—	866	—	1,178
Litigation related costs (2)	288	54	1,499	1,082
Stock-based compensation expense	3,604	12,933	6,946	13,667
Management fees (3)	—	184	—	363
Change in fair value of warrant liability (4)	(7,098)	—	8,219	—
Other expense (5)	752	379	1,533	551
Adjusted EBITDA	$ 26,883	$ 21,462	$ 48,883	$ 41,623
Revenue	$ 61,538	$ 46,555	$ 117,347	$ 90,085
Adjusted EBITDA Margin	43.7 %	46.1 %	41.7 %	46.2 %

(1) Transaction-related costs consist of legal, tax, accounting, consulting, and other professional fees related to the Business Combination and other potential acquisitions, that are non-recurring in nature.

(2) Litigation related costs primarily represent external legal fees associated with the outstanding litigation or regulatory matters such as the potential Datatilsynet fine or the CFIUS review of the Business Combination, which are unrelated to Grindr's core ongoing business operations.

(3) Management fees represent administrative costs associated with San Vicente Holdings LLC's ("SVE") administrative role in managing financial relationships and providing directive on strategic and operational decisions, which ceased to continue after the Business Combination.

(4) Change in fair value of warrant liability relates to our warrants that were remeasured as of June 30, 2023.

(5) Other expense primarily represents costs incurred from reorganization events that are unrelated to Grindr's core ongoing business operations, including severance and employment related costs.

Grindr Q1 2023 Letter To Shareholders 13

Forward Looking Statements  This letter contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 regarding Grindr’s current views with respect to our industry, operations and future business plans and performance. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case,  their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, among others, statements about our growth opportunities, expectations regarding new product launches and their expected effect on full year 2023 guidance, including the expected continued success of Weeklies, our 2023 strategic priorities, our plan to generate sustainable double-digit revenue growth and strong profitability and our full year 2023 guidance. Forward-looking statements, including guidance related to revenue growth and adjusted EBITDA margin, are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are not guarantees of future performance  and are subject to risks and uncertainties that may cause actual results to differ materially from our expectations discussed in the forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our reliance on historical data, which may be of limited reliability, in providing revenue guidance; (ii) the impact of the regulatory environment and complexities with compliance related to such environment; (iii) our ability to respond to general economic conditions; (iv) factors relating to the business, operations and financial performance of Grindr and our subsidiaries, including: (a) competition in the dating and social networking products and services industry; (b) the ability to maintain and attract users; and  (c) fluctuation in quarterly and yearly results; (v) natural disasters, outbreaks and pandemics, including the COVID-19 pandemic; (vi) our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner; (vii) our ability to maintain compliance with privacy and data protection laws and regulations; (viii) our ability to protect systems and  infrastructures from cyber-attacks and prevent unauthorized data access; (ix) our dependence on the integrity of third-party systems and infrastructure; and (x) our ability to protect our intellectual property rights from unauthorized use by third parties. The foregoing list of factors is not exhaustive. Further information on these and additional risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” in our Annual Report filed on Form 10-K filed by Grindr with the SEC on March 17, 2023 as well as other filings that we make with the SEC from  time to time. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.  Q1 2023 Letter To Shareholders  10

 About Non-GAAP  Grindr uses Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Grindr’s financial performance and should not be considered as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Grindr defines Adjusted EBITDA as net income (loss) excluding income tax (benefit) provision, interest expense, net of interest income from the  related party loan to Catapult GP II, depreciation and amortization, stock-based compensation expense and non-core expenses/losses (gains). Non-core expenses/losses (gains) include transaction-related costs, litigation-related costs, management fees, change in fair value  of warrant liability and other expense, which includes asset impairments. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue. Grindr’s management uses Adjusted EBITDA and Adjusted EBITDA margin internally to evaluate the performance of our business and this measure is one of the primary metrics by which our internal budgets are based and by which management is compensated. Grindr believes Adjusted EBITDA and Adjusted EBITDA Margin are also helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Grindr excludes the above items as some are non-cash in nature, and others are non-recurring that they may not be representative of normal operating results. Adjusted EBITDA and Adjusted EBITDA margin adjust for the impact of  items that Grindr does not consider indicative of the operational performance of our business. While Grindr believes that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with GAAP.  About Grindr  With more than 13 million monthly active users in virtually every country in the world, Grindr has grown to become a fundamental part of the queer community since its launch in 2009. The company continues to expand its ecosystem to enable gay, bi, trans and queer people to connect, express themselves, and discover the world around them. Grindr is headquartered in West Hollywood, California. The Grindr app is available on the App Store and Google Play.  Q1 2023 Letter To Shareholders  10